UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: July 19, 2012
(Date of earliest event reported)

LTC PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No)

2829 Townsgate Road, Suite 350 Westlake Village, CA 91361
(Address of principal executive offices)

(805) 981-8655
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. — Entry into a Material Definitive Agreement

On July 19, 2012, LTC Properties, Inc. entered into a private placement of 12-year senior unsecured promissory notes (the “Notes”) in the aggregate amount of $85.8 million to a group of institutional investors.  The Notes bear interest at 5.03% and have scheduled annual principal pay downs of approximately $17.2 million in years 8 through 12.  The Company has used a portion of the proceeds of the Notes to pay down its unsecured revolving line of credit and expects to use the remaining proceeds for general corporate purposes including acquisitions.

The Notes are subject to covenants that are substantially similar to the covenants in the Company’s existing credit facility and existing senior unsecured notes, including requirements to maintain financial ratios such as debt to asset value ratios, maximum total indebtedness ratios, maximum secured and unsecured debt ratios and fixed charge coverage ratios.

The foregoing description of  the Notes is qualified in its entirety by reference to the provisions of the Note Purchase Agreement and the Notes, which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Item 2.03. — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01. — Regulation FD Disclosure

On July 23, 2012, the Company issued a press release announcing the private placement of Notes described in Item 1.01 of this Current Report on Form 8-K.  The press release is attached hereto as Exhibit 99.1.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

99.1     Press Release issued July 23, 2012.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated:	July 23, 2012	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President